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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-133261, No. 333-127064, and No. 333-146706 on Form S-8 of our report dated April 18, 2008, relating to the financial statements and financial statement schedules (which report includes an explanatory paragraph concerning the adoption of Financial Accounting Standard Board's Interpretation No. 48, Accounting for Uncertainty in Income Taxes) of UAP Holding Corp. and subsidiaries (the "Company") and our report dated April 18, 2008 on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of UAP Holding Corp. and subsidiaries for the year ended February 24, 2008.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP
Denver, Colorado April 18, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM